Exhibit 10.39

ADDENDUM TO CREDIT LINE ACCOUNT APPLICATION AND AGREEMENT

This Addendum (this “Addendum”) is attached to, incorporated by reference into and is fully a part of the Credit Line Account Application and Agreement between UBS Bank USA (the “Bank”) and Five Star Quality Care, Inc. (the “Borrower”) dated as of the date hereof (as amended or otherwise modified from time to time, collectively the “Agreement”). This Addendum and the Agreement shall not become effective and binding upon the Bank until this Addendum has been executed by the Borrower and accepted by the Bank at its home office. Any conflict between the terms of the Agreement and this Addendum shall be resolved in accordance with the terms of this Addendum. Defined terms used herein to have the respective meanings set forth in the Agreement unless otherwise defined in this Addendum.

A.           The Bank and the Borrower each acknowledge and agree that:

1.              “Notwithstanding anything to the contrary in the Agreement, the liability of Borrower with respect to the payment and performance of all of Borrower’s obligations under the Agreement, including the Credit Line Obligations, shall be “non- recourse” to Borrower and Guarantor, and accordingly, the Bank’s source of satisfaction for the payment and performance of all such obligations shall be limited to (a) Borrower’s UBS Financial Services Inc. securities account No. (“Collateral Account”) and the assets and property held therein, (b) the Bank’s receipt of proceeds and profits from the Collateral Account and/or the assets and property held therein, and the Bank shall not seek to procure payment out of any other assets of Borrower, and (c) any other security or collateral now or hereafter held by the Bank under the Agreement, and the Bank shall not seek to procure payment out of any other assets of the Borrower. Notwithstanding the foregoing, it is expressly understood and agreed that the aforesaid limitation on liability shall in no way affect or apply to Borrower’s continued liability for: (1) fraud or misrepresentation made by Borrower under or in connection with the Agreement; (2) failure to prevent the creation of any liens or encumbrances on the Collateral Account and/or any asset and property therein, or on any other collateral under this Agreement; or (3) any and all court costs and actual attorney fees actually incurred by the Bank in connection with the enforcement of its rights under the Agreement.

Nothing herein shall prohibit the Bank from exercising any and all rights and remedies available to the Bank under the Agreement, including without limitation the right to enter a judgment against Borrower to the extent necessary to exercise its rights and remedies with respect to the Collateral Account, the assets and property held therein or any other collateral under this Agreement, or when Borrower remains liable as stated above.”

B.             This Addendum may be signed in multiple original counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signature page{s} follows]

IN WITNESS WHEREOF, each of the parties has signed this Addendum pursuant to due and proper authority as of the date set for below.

Borrower Name:

		By:	/s/ Paul V. Hoagland
		Name:	Paul V. Hoagland
		Title:	Treasurer and CFO

UBS BANK USA

		By:	/s/ Jared Cook
		Name:	Jared Cook
		Title:	VP UBS Bank USA

		By:	/s/ Jeff Abbott
		Name:	Jeff Abbott
		Title:	AVP UBS Bank USA

Date:	1/5/2010